Exhibit 99.1

Blueprint Medicines Outlines 2027 Blueprint to Achieve Precision Medicine at Scale

and Reports Third Quarter 2022 Financial Results at Investor Day 2022

-- On track to submit supplemental new drug application for AYVAKIT® (avapritinib) in non-advanced SM in Q4 2022, with an anticipated U.S. launch in mid-2023 --

-- Reports updated data from the SYMPHONY trial of BLU-945 demonstrating clinical activity and a differentiated safety profile, supporting combination development in first-line EGFR-mutant non-small cell lung cancer --

-- Expects to achieve the high-end of total revenue guidance of $180 million to $200 million for full-year 2022 --

-- Blueprint Medicines to webcast Investor Day 2022 event today at 8:30 a.m. ET --

CAMBRIDGE, Mass., November 1, 2022 – Blueprint Medicines (NASDAQ: BPMC) today announced its 2027 Blueprint to achieve precision medicine at scale, a five-year business strategy to expand the company’s reach to broader patient populations by leveraging its scientific leadership, proven development capability and integrated business. The company plans to highlight this business strategy, including commercial plans to bring AYVAKIT to patients with non-advanced systemic mastocytosis (SM), at its Investor Day event today. In addition, Blueprint Medicines today reported financial results and provided a business update for the third quarter ended September 30, 2022.

“The opportunity to bring AYVAKIT to patients with non-advanced SM, based on the positive results of the PIONEER study, will enable us to scale our impact and address the needs of a significantly larger patient population in the near term.” said Kate Haviland, Chief Executive Officer of Blueprint Medicines. “This morning at our Investor Day, we will highlight our 2027 Blueprint strategy to double our impact in five years across multiple metrics of portfolio strength. We plan to achieve this scale with the potential launch of AYVAKIT in non-advanced SM, multiple advancing clinical development programs for EGFR-mutant lung cancer and CDK2-vulnerable breast cancer, and an expansive precision therapy research pipeline, all of which build on our R&D achievements to date and leverage our fully integrated global infrastructure.”

“In addition, today we are reaffirming total revenue guidance for full-year 2022, while we lower product revenue guidance based on performance in the third quarter and our near-term expectations for growth. Over the last year, we have established AYVAKIT as the standard of care in patients who are being actively treated for their advanced SM, and we are now focusing on increasing treatment rates in patients with SM and an associated hematologic neoplasm, where there has been lower adoption. In parallel, we are prioritizing efforts to bring AYVAKIT to patients with non-advanced SM, which, if approved, would represent a 15-fold or larger opportunity based on the number of patients with moderate-to-severe non-advanced SM who are diagnosed, being treated for their SM, and observable in U.S. claims data today.”

2027 Blueprint Global Business Strategy

Building on Blueprint Medicines’ significant achievements over the last decade, including the regulatory approval of two internally discovered precision therapies within the company’s first decade, the five-year 2027 Blueprint strategy aims to double the company’s impact across multiple measures of portfolio strength in about half the time.

Blueprint Medicines aims to achieve the following by the end of 2027:

•	Products: 4+ marketed products for oncology, hematology, or mast cell disorders (versus 2 today)
•	Portfolio: 3+ disease leadership areas (versus 1, mast cell disease, today)
•	Clinical: 4+ late-stage clinical programs (versus 2 today)
•	Research: 25+ cumulative development candidates nominated (versus 14 today) derived from 2 research platforms (versus 1, kinase inhibitor platform, today)

45 Sidney Street Cambridge, MA 01741

Investor Day Presentation Highlights

At the Investor Day event, Blueprint Medicines plans to:

•	Review the go-to-market plan for AYVAKIT in non-advanced SM and facilitate a panel discussion with disease experts on perceptions of the registration-enabling PIONEER trial data, the current state of SM care, and the potential role of a new disease-modifying therapy. Participants will include:
○	Frank Siebenhaar, MD, Assistant Professor, Charité University, and PIONEER trial investigator
○	Pankit Vachhani, MD, Assistant Professor, University of Alabama, and PIONEER trial investigator
○	James Wedner, MD, Professor, Washington University in St. Louis
•	Highlight clinical progress informing development strategies for the company’s EGFR portfolio therapies, including updated Phase 1/2 SYMPHONY trial dose escalation data supporting plans to prioritize development of BLU-945 in combination with osimertinib in first-line EGFR L858R-positive non-small cell lung cancer (NSCLC).
•	Introduce a new research program targeting wild-type KIT, which aims to build on the company’s KIT target leadership to advance a best-in-class oral precision therapy for common mast cell diseases adjacent to systemic mastocytosis, including chronic urticaria.

Third Quarter 2022 Highlights and Recent Progress

AYVAKIT®/AYVAKYT® (avapritinib): SM and PDGFRA gastrointestinal stromal tumor

•	Reported global net product revenues of $28.6 million for the third quarter of 2022.
•	Announced positive top-line results from the registration-enabling Part 2 of the PIONEER trial of AYVAKIT in patients with non-advanced SM, demonstrating clinically meaningful and highly significant improvements across the primary and all key secondary endpoints, including patient-reported symptoms and objective measures of mast cell burden. AYVAKIT had a favorable safety profile compared to the control arm, supporting the potential for long-term treatment. Read the press release here.
•	Published results from the TouchStone study of patient and healthcare provider perceptions of SM disease burden, which highlighted that SM is associated with severe and burdensome symptoms including anaphylactic events, frequent emergency department visits, use of multiple symptom-directed medications, reduced ability to work, impaired physical functioning and poor quality of life. Read the press release here.

GAVRETO® (pralsetinib): RET-altered cancers

•	As previously recorded and reported by Roche, GAVRETO global product sales were 20 million CHF year to date which excludes sales in the Greater China territory driven by CStone Pharmaceuticals.

BLU-945, BLU-701, BLU-525, and BLU-451: EGFR-mutant NSCLC

•	Based on emerging clinical and preclinical data, Blueprint Medicines plans to prioritize development of BLU-525, a back-up EGFR inhibitor candidate, and deprioritize further development of BLU-701. Compared to BLU-701, BLU-525 has a distinct chemical structure with improved kinome selectivity and differentiated metabolism, and equivalent EGFR mutation coverage, wild-type EGFR selectivity, and central nervous system penetration. The company plans to submit an investigational new drug application to the U.S. Food and Drug Administration (FDA) for BLU-525 in the first quarter of 2023.
•	Blueprint Medicines, with Guardant Health, presented real-world data from patients with EGFR-mutant NSCLC identifying the EGFR C797X mutation as the most common resistance mechanism to osimertinib at the International Association for the Study of Lung Cancer 2022 World Conference on Lung Cancer. Read the press release here.

Key Upcoming Milestones

Blueprint Medicines expects to achieve the following near-term milestones:

•	Submit a supplemental New Drug Application to the FDA for AYVAKIT for non-advanced SM in the fourth quarter of 2022.
•	Present detailed data from the registration-enabling Part 2 of the PIONEER trial of AYVAKIT in non-advanced SM at a medical congress in late 2022 or early 2023.
•	Report top-line 12-week data from Part 1 of the HARBOR trial of BLU-263 in non-advanced SM in the fourth quarter of 2022.
•	Submit an IND to the FDA for BLU-525 for the treatment of EGFR-mutant NSCLC in the first quarter of 2023.

•	Present initial data from the Phase 1/2 CONCERTO study of BLU-451 in patients with EGFR-mutant NSCLC in the first half of 2023.
•	Present initial data from the Phase 1/2 VELA trial of BLU-222 in CDK2-vulnerable cancers in the first half of 2023.

Third Quarter 2022 Results

•	Revenues: Revenues were $66.0 million for the third quarter of 2022, including $28.6 million of net product revenues from sales of AYVAKIT/AYVAKYT, $9.8 million in collaboration and license revenues, and $27.5 million in license revenues- related party. Blueprint Medicines recorded revenues of $24.2 million in the third quarter of 2021, including $17.3 million of net product revenues from sales of AYVAKIT/AYVAKIT and $6.9 million in collaboration and license revenues.
•	Cost of Sales: Cost of sales was $3.0 million for the third quarter of 2022, as compared to $3.8 million for the third quarter of 2021.
•	R&D Expenses: Research and development expenses were $128.0 million for the third quarter of 2022, as compared to $84.4 million for the third quarter of 2021. This increase was primarily due to increased clinical supply manufacturing and clinical development activities due to the progression and expansion of our clinical trials and increased costs related to early discovery effort. Research and development expenses included $10.0 million in stock-based compensation expenses for the third quarter of 2022.
•	SG&A Expenses: Selling, general and administrative expenses were $57.6 million for the third quarter of 2022, as compared to $49.8 million for the third quarter of 2021. This increase was primarily due to increased costs associated with expanding our commercial infrastructure for commercialization of AYVAKIT/AYVAKYT. General and administrative expenses included $14.1 million in stock-based compensation expenses for the third quarter of 2022.
•	Net Loss: Net loss was $133.2 million for the third quarter of 2022, or a net loss per share of $2.23, as compared to a net loss of $117.2 million for the third quarter of 2021, or a net loss per share of $2.00.
•	Cash Position: As of September 30, 2022, cash, cash equivalents and investments were $1,192.6 million, as compared to $1,034.6 million as of December 31, 2021.

Financial Guidance

Blueprint Medicines anticipates it will achieve the high end of previously provided revenue guidance for full-year 2022 of approximately $180 million to $200 million, including approximately $108 million to $111 million in AYVAKIT net product revenues. The company continues to expect that its existing cash, cash equivalents and investments, together with anticipated future product revenues, will provide sufficient capital to enable the company to achieve a self-sustainable financial profile.

Conference Call Information

Blueprint Medicines will host a live conference call and webcast at 8:30 a.m. ET today for Investor Day and to discuss third quarter 2022 financial results. The live webcast of the event will be available under "Events and Presentations" in the Investors & Media section of Blueprint Medicines' website at http://ir.blueprintmedicines.com/. A replay of the webcast will be archived on Blueprint Medicines' website for 90 days following the event.

About Blueprint Medicines

Blueprint Medicines is a global precision therapy company that invents life-changing therapies for people with cancer and blood disorders. Applying an approach that is both precise and agile, we create medicines that selectively target genetic drivers, with the goal of staying one step ahead across stages of disease. Since 2011, we have leveraged our research platform, including expertise in molecular targeting and world-class drug design capabilities, to rapidly and reproducibly translate science into a broad pipeline of precision therapies. Today, we are delivering approved medicines directly to patients in the United States and Europe, and we are globally advancing multiple programs for systemic mastocytosis, lung cancer and other genomically defined cancers, and cancer immunotherapy. For more information, visit www.BlueprintMedicines.com and follow us on Twitter (@BlueprintMeds) and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding plans, strategies, timelines and expectations for interactions with the FDA and other regulatory authorities; to submit a supplemental New Drug Application to the FDA for AYVAKIT in non-advanced SM, with a subsequent submission of a type II variation marketing authorization application to the European Medicines Agency; plans and timing for presenting detailed data from the PIONEER trial of AYVAKIT in patients with non-advanced SM, and, expectations regarding the potential benefits of AYVAKIT in treating patients with non-advanced SM; statements regarding plans and expectations for Blueprint Medicines' current or future approved drugs and drug candidates; the potential benefits of any of Blueprint Medicines' current or future approved drugs or drug candidates in treating patients; and Blueprint Medicines' financial performance, strategy, goals and anticipated milestones, business plans and focus. The words “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the impact of the COVID-19 pandemic to Blueprint Medicines’ business, operations, strategy, goals and anticipated milestones, including Blueprint Medicines’ ongoing and planned research and discovery activities, ability to conduct ongoing and planned clinical trials, clinical supply of current or future drug candidates, commercial supply of current or future approved products, and launching, marketing and selling current or future approved products; Blueprint Medicines’ ability and plans in continuing to establish and expand a commercial infrastructure, and successfully launching, marketing and selling current or future approved products; Blueprint Medicines’ ability to successfully expand the approved indications for AYVAKIT/AYVAKYT and GAVRETO or obtain marketing approval for AYVAKIT/AYVAKYT in additional geographies in the future; the delay of any current or planned clinical trials or the development of Blueprint Medicines’ current or future drug candidates; Blueprint Medicines’ advancement of multiple early-stage efforts; Blueprint Medicines’ ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all; the preclinical and clinical results for Blueprint Medicines’ drug candidates, which may not support further development of such drug candidates either as monotherapies or in combination with other agents or may impact the anticipated timing of data or regulatory submissions; the timing of the initiation of clinical trials and trial cohorts at clinical trial sites and patient enrollment rates; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; Blueprint Medicines’ ability to obtain, maintain and enforce patent and other intellectual property protection for AYVAKIT/AYVAKYT, GAVRETO or any drug candidates it is developing; Blueprint Medicines’ ability to develop and commercialize companion diagnostic tests for AYVAKIT/AYVAKYT, GAVRETO or any of its current and future drug candidates; Blueprint Medicines' ability to successfully expand its operations, research platform and portfolio of therapeutic candidates, and the timing and costs thereof; Blueprint Medicines' ability to realize the anticipated benefits of its executive leadership transition plan; and the success of Blueprint Medicines’ current and future collaborations, financing arrangements, partnerships or licensing arrangements. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Blueprint Medicines’ filings with the Securities and Exchange Commission (SEC), including Blueprint Medicines’ most recent Annual Report on Form 10-K, as supplemented by its most recent Quarterly Report on Form 10-Q and any other filings that Blueprint Medicines has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Trademarks

Blueprint Medicines, AYVAKIT, AYVAKYT, GAVRETO and associated logos are trademarks of Blueprint Medicines Corporation.

Media Contact

Sarah Mena Guerrero

617-714-6684

media@blueprintmedicines.com

Investor Contact

Cassie Saitow

617-909-3127

ir@blueprintmedicines.com

Blueprint Medicines Corporation

Selected Condensed Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	September 30,	December 31,
	2022	2021
Cash, cash equivalents and investments	$1,192,640	$1,034,643
Working capital (1)	1,052,155	404,260
Total assets	1,458,392	1,252,225
Deferred revenue (2)	16,624	36,576
Liability related to the sale of future royalties and revenues (2)	423,653	-
Term loan (2)	138,350	-
Total liabilities	818,085	281,490
Total stockholders’ equity	640,307	970,735

(1) Blueprint defines working capital as current assets less current liabilities.

(2) Includes both current and long-term portions of the balance

Blueprint Medicines Corporation

Condensed Consolidated Statements of Operations Data

(in thousands, except per share data)

(unaudited)

	Three Months Ended, September 30		Nine Months Ended, September 30
	2022	2021	2022	2021
Revenues:
Product revenue, net	$28,634	$17,270	$80,929	$37,658
Collaboration and license revenue	9,843	6,918	56,826	35,401
License revenue - Related Party	27,500	-	27,500	-
Total revenues	65,977	24,188	165,255	73,059
Cost and operating expenses:
Cost of sales	3,000	3,790	12,965	10,385
Collaboration loss sharing	1,665	3,269	7,076	3,269
Research and development	127,981	84,419	359,579	244,157
Selling, general and administrative	57,608	49,806	173,354	141,093
Total cost and operating expenses	$190,254	141,284	552,974	398,904
Other income (expense):
Interest income (expense), net	(8,396)	552	(7,527)	1,923
Other income (expense), net	396	(522)	575	(1,109)
Total other income (expense)	$(8,000)	30	(6,952)	814
Loss before income taxes	$(132,277)	(117,066)	(394,671)	(325,031)
Income tax expense	(886)	(175)	(4,200)	(368)
Net loss	$(133,163)	$(117,241)	$(398,871)	$(325,399)
Net loss per share — basic and diluted	$(2.23)	$(2.00)	$(6.70)	$(5.58)
Weighted-average number of common shares used in net loss per share — basic and diluted	59,758	58,647	59,564	58,361